FINAL TRANSCRIPT
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                    Oct. 12. 2005 / 10:00AM, VOXX - Q3 2005
                 Audiovox Corporation Earnings Conference Call
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(C) 2005  Thomson  Financial.  Republished  with  permission.  No part  of
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(C) 2005  Thomson  Financial.  Republished  with  permission.  No part  of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

CORPORATE PARTICIPANTS
 Glenn Wiener
 Audiovox Corporation - IR

 John Shalam
 Audiovox Corporation - Chairman, President and CEO

 Patrick Lavelle
 Audiovox Electronics - President & CEO

 Michael Stoehr
 Audiovox Corporation - SVP and CFO



CONFERENCE CALL PARTICIPANTS
 John Bucher
 Harris Nesbitt - Analyst

 Ian Corydon
 B. Riley & Co. - Analyst

 Riley McCormack
 Tracer Capital - Analyst




                                  EXHIBIT 99.2

 PRESENTATION



-------------------------------------------------------------------------------
Operator


 Good day, ladies and gentlemen, and welcome to the third-quarter earnings conference call. My name is Shaquira and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of the conference. (OPERATOR INSTRUCTIONS) As a reminder, this call is being recorded for replay purposes.

I would now like to turn the call over to Mr. Glenn Wiener. Please proceed, sir.


-------------------------------------------------------------------------------
 Glenn Wiener  - Audiovox Corporation - IR


Good morning, everyone, and welcome to Audiovox Corporation's fiscal 2005 third-quarter conference call. As the operator mentioned, today's call is being webcast on the Company's website, www.Audiovox.com, under the Investor Relations section and a replay has been arranged for those who are unable to participate today. The replay will be available approximately one hour after the completion of the call on our website or by dialing 888-286-8010 and entering access code 88174336.

Fiscal 2005 third-quarter and nine-month results were released yesterday after market close. If you have not received a copy of the announcement, you can obtain one by calling my office after the completion of this call or by visiting the Company's website. Additionally our Form 10-Q for the period ended August 31 was filed and can be found on our website under SEC filings.

Now to the matter at hand. Joining us this morning is John Shalam, Chairman of Audiovox Corporation; Patrick Lavelle, President and CEO; and Michael Stoehr, Senior Vice President and Chief Financial Officer. Following the opening remarks by each party, there will be a question-and-answer session.

Before getting started, I have been instructed by legal counsel to read the following Safe Harbor language. Except for historical information contained herein, statements made on today's call and on today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements.

The following factors among others may cause actual results to differ materially from the results suggested in the forward-looking statements. These factors include but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; nonavailability of products; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that the stockholders or regulatory authorities may initiate proceedings against Audiovox and our officers and directors as a result of any numerous statements or other corporate actions.

Risk factors associated with our business including some of the factors set forth herein are detailed in the Company's Form 10-K for the year ended November 30, 2004 and the Company's Form 10-Q for the period ended August 31, 2005.

Thank you again for your participation and at this time I would like to introduce John Shalam, Chairman of Audiovox. John?


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 John Shalam  - Audiovox Corporation - Chairman, President and CEO


Thank you, Glenn, and good morning everyone and welcome. We appreciate your taking the time to join us as we discuss our third-quarter results and our outlook for the future. After my opening remarks, Pat will walk you through our business operations in detail, followed by Michael, who will recap our financial results. All of us will be available to address your questions thereafter.

I am sorry to report the disappointing results this quarter but remain confident in our long-term outlook. Since the beginning of the year, we have repeatedly said that 2005 would be a year of transition, a year in which we would streamline our operations, enhance our product portfolio, and capitalize on our financial position to take advantage of future growth opportunities. We have addressed those issues and continue to make progress on all fronts, although we do so in an increasingly uncertain economic environment.

Trade and budget deficits, crippling hurricanes, soaring energy prices, the real estate bubble, rising interest rates, and the less optimistic job outlook have pushed consumer confidence to its lowest level in nearly two years. Many economists however believe that as rebuilding efforts take place and job growth gains momentum, confidence should rebound and return to more positive levels in the fourth quarter and into 2006.

Despite the economic uncertainties, our consumer business has shown steady and impressive gains and the recent problems we have experienced are due more to competitive market forces and shifts in business models. Two of our major product categories, mobile video and satellite radio, have been impacted by unexpected market developments and have not lived up to either sales or profit expectations. Both categories however remain important business segments and we are working through these challenges to position the Company for both growth and profits in the years ahead. I would also like to add that many of our product segments continue to perform better-than-expected.

On the administrative level, we worked to reduce overhead and restructure this group to reflect the sale of our cellular subsidiary and to meet or reduce needs. In the rest of our Company, we had taken similar steps to reduce staff and expenses to realize additional cost savings. Some of the distribution and transportation initiatives may not result in the projected savings due to higher energy costs and fuel surcharges, but we will still show savings due to greater efficiency.

In regard to M&A, we continue to evaluate several companies identified as potential acquisitions; however, values are very high and in many cases unrealistic, the result of stronger activity by hedge funds and venture capitalists. We continue our efforts and have enlisted several investment banking firms to help achieve these goals.

Since we completed the sale of our cellular subsidiary, we have acquired Terk Technologies, which has provided us with increased revenues, strong profits, and most importantly enhanced our long-term position in the satellite radio business.

Lastly, several investors have asked about the repurchase of stock. We believe Audiovox's interests will be best served by preserving our resources for future opportunities.

Again, I would like to thank you for your continued support and at this time, I will turn the call over to Pat.


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 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Thank you, John, and good morning everyone. What I plan to do today is have Mike Stoehr first walk you to our third-quarter results and then I will recap and address the challenges and opportunities we see in the electronics marketplace. Mike, if you want to go now --?


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 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Thanks, Pat. Good morning everyone. Consolidated sales in the third quarter ending August 31, 2005 were $122.9 million, versus 132.6 million or a decline of 7.3% quarter versus quarter. The sales in our mobile electronics group was 78.6 million, a 21.3% decline versus last year's sales of 99.8 million and our consumer electronics group posted sales of 44.4 million, a 35.2% increase over third quarter 2004.

Our mobile electronics sales, which account for roughly 64% of our overall business, declined primarily due to a 50% decline in pricing for satellite radio Plug-N-Play units, as well as a shift in sales from Video-In-The-Bag to lower priced portable DVD products. This was partially offset by the incremental sales of satellite radio and accessory products as a result of our Terk acquisition in January of this year and higher sales of the Jensen mobile products and introduction of new video systems in 2005.

Consumer electronics sales, which account for 36% of net sales, were up due to higher sales of our LCD TV productline as well as gains in other product categories such as portable DVDs. After our markdowns, gross margins declined to 10% versus 17.5% which we reported third quarter last year. As we discussed, decline in gross margins was primarily related to the write-down of satellite radio Plug-N-Play units, an average write-down of approximately $2.1 million net. And an additional write-down of 1.6 million of other products as we worked through our discontinued mobile video product and other product lines which we typically take each quarter.

Offsetting this decline was higher margins on our Terk and Jensen product lines. Another factor that impacted gross margins was the increase in consumer goods revenue to 36% of total revenue versus 25% third quarter 2004. Consumer goods traditionally carries a lower gross margin in the mobile electronics productline.

Our overhead was 21.3 million in the third quarter, compared to 21.1 million -- to 22.1 million last year. The decline is due to lower SG&A expenses in both electronics and the administrative expenses primarily as a result of lower sales commissions, a reduction in advertising, lower healthcare expenses, a reduction in total domestic headcount of 49 employees, which represents an 8% reduction of total headcount. The administrative group reduced headcount by 25%. This reduction was offset by severance charges in the third quarter of $393,000, which should not reoccur in the following quarters and increased cost due to the Terk acquisition in the engineering and technical sport categories which did not occur in third quarter of 2004.

We anticipate our administrative expenses will continue to decline given the change in our business structure. As a result of lower sales and lower margins, the Company reported a loss from operations of $9 million.

Total other income increased by about 1.9 million this quarter versus last year's third quarter. This was due to lower interest expense in bank charges as a result of the sale of ACC, as we currently have no outstanding bank debt under our domestic bank obligations. Interest expense and bank charges primarily represent expenses for debt and bank obligations related to Audiovox Germany and interest for a capital lease. Other income increased due to $1 million increase in our interest income from our short-term investments and a 598,000 gain as a result of the depreciation in (indiscernible) investments.

Net loss from continuing operations was 3.6 million for a loss of $0.16 per share. If we include discontinued operations, the net loss was 3.7 or $0.17 a share.

The effective tax rate during the third quarter was 44.9%, compared to 50% in the prior period. This decrease was due to tax expense interest income earned on short-term investments. Our share count at the end of the third quarter was 22,353,000.

Our operations used cash of 15.2 million for the nine months mainly to pay down 62 million in taxes as a result of the cellular deal and accrued expenses. Account receivable turnover was 73 days, while inventory turns were 141 days. Inventory balances have begun to increase as products are now being brought into the fourth quarter.

During this nine-month period in investing activities, we purchased Terk for $15.4 million and had capital expenditures of 2.1 million.

In terms of our outlook, we anticipate that revenue and margins should improve over the third quarter, however we caution everyone there is a lot of volatility in the marketplace.

Thank you and I will be here to address any of your questions. Pat?


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 Patrick Lavelle  - Audiovox Electronics - President & CEO


Michael, thank you. As you heard, the biggest problem we faced in Q3 was the write-down on our Plug-N-Play units. We were forced to drop prices by 50% to meet new market prices brought about by a drastic move by one of our major satellite competitors. This price drop was not expected and we believe was made in response to an excess inventory position.

Today the satellite radio hardware market has a small number of players and is categorized by subsidized hardware, which increases its volatility and makes us susceptible to a drastic move by any one of our competitors. Once we were able to confirm that the price change in the market was not the result of a short-term promotion, we were compelled to act. At the time of our conference call last quarter, our Plug-N-Play units were selling at retail for about $99 and now sell for under 50. At this time, we feel the write-down taken on our Plug-N-Play units is sufficient and we do not anticipate further adjustments as we move through our remaining inventory during the fourth quarter.

This situation notwithstanding, satellite radio is a strong category. Recently both service providers announced bullish outlooks for the fourth quarter and beyond. Combined, they expect to add nearly 1.7 million new subscribers in Q4, all of whom need hardware to support their service. We believe that satellite radio will remain an important segment for our Company; however, we will need to change our business model in this category to mitigate exposure to the volatility of the market and prevent a recurrence of this situation.

Looking at the balance of our business for the quarter, mobile electronics sales as Mike indicated represented 64% of sales and consumer electronics represented 36%, which was in line with the second quarter of 2005, but represented a significant shift from a year ago, when mobile electronics were 74.4% and consumer electronics was 25%.

Power retailers and mass merchants represented 61% of sales, versus 54 in the same quarter. Global distribution, which includes expediters and independents came in at 31% versus 34 last year. And OE sales were 7.8 versus 11.8 in 2004. No one customer represents more than 8% of our total revenue year-to-date.

We are addressing the overall shift in business this year from the higher margin mobile electronics product to lower margin consumer electronics by investing in new mobile lines like collision avoidance and satellite TV and increased product development in existing lines. Our mobile electronics business, which includes satellite radio, was off just over 21% this quarter compared to last year, coming in at 78.6. Mobile video was negatively impacted by the discontinued Video-In-A-Bag line, which in past quarters represented a substantial portion of that business.

The shift from Video-In-A-Bag systems to lower cost, lower featured portable DVD players is not the only market issue plaguing this category. Additionally and as I have reported previously, there has been a major impact on volume driven by the increased presence by OEs offering mobile video systems as standard equipment and the continuing downtrend in the SUV sales.

We are seeing gross profit margins return to more normal levels as old inventory has been depleted and new systems have arrived during the third quarter. Although we have seen a sharp decline in mobile video, it remains an important category for us and will be a part of our sales mix well into the future, but at reduced levels.

During 2005, we have been successful at re-establishing the Jensen brand among a diverse customer base and sales of Jensen mobile multimedia products doubled over last year. In fact, Audiovox and Jensen branded mobile multimedia units were positioned as the number one and number two best-selling units through August 2005 according to NPD. This is noteworthy considering we compete against the major Japanese manufacturers in this category.

In Q4, we begin shipments of the first Bluetooth Jensen head unit as well as a new multimedia touchscreen unit which should help us maintain our market leadership position. Add to this a new line of speakers and amplifiers, and we believe Jensen is positioned for growth.

In mobile video, we will begin shipments of our satellite TV product, SkyBox in Q4, which is a niche mobile video product designed to give the consumer access to both dish network and DIRECTV while on the road. Although its high retail price will keep volumes small, it again places Audiovox in the lead in introducing innovative solutions to this changing market.

Our new overheads and headrest solutions will debut at CES 2006 and our strengthening intellectual property portfolio makes Audiovox the mobile video company to do business with.

In security, we have begun shipments of new Audiovox remote start systems with two-way multiple language transmitters. At Code, in August we began a new program covering DaimlerChrysler on all 2006 vehicles; for GM, a new dealer upgrade program uses our two-way remote start with LCD screen. This is to start in October of 2006. In addition, we are expanding our programs with Kia, Mazda of North America and Subaru of America.

In satellite, new XM and serious Plug-N-Play products begin shipments in Q4 and we continue to expand product offerings in the Terk Connect & Play and DirectConnect satellite radio lines. Rounding out mobile electronics is one of our newest product lines, collision avoidance. Consisting of rear observation, backup sensors and camera systems, this new category will be helped by a unique new trailer hitch system that began shipping this month.

As for our consumer electronics group, we reported an increase in sales of 35% over the third quarter 2004. LCD TV unit sales nearly doubled and portable DVDs were up 140% as we saw some of our Video-In-A-Bag sales move to this category. Although sales in CE are strong and do continue to increase, remember that revenue in this category is affected by traditionally lower margins than we enjoy in mobile.

At CES, we plan to launch several new consumer electronic products. Among these will be a brand-new speaker concept which we are bringing in under the Acoustic Research (ph) brand. It will mark the first product in what we believe will be the resurgence of this brand. We are also working on new lines of LCD TV and portable DVDs that will allow us to remain competitive in this very competitive market.

Our acquisitions of Jensen, Code, and Terk are all performing well. Our focus thus far in 2005 has not been limited to product. We have made several moves designed to improve operations and maximize efficiencies. First we have executed the bulk of the expense reductions previously announced on both administrative and operational levels. Headcount is down 8% overall. Departments have been reorganized to optimize synergies.

We have added a distribution and logistics facility in Memphis, which will give us better inbound and outbound freight costs and provides labor and occupancy savings. We continually review these costs to improve rates as well as the efficiencies. The impact of all these efforts will be seen gradually. But more so in comparing fiscal 2006 to the current year. However I must caution you that despite these efforts to reduce expenses, we find that as a result of the shift to consumer electronic products and lower satellite radio retail prices or selling prices, we are actually shipping more units to maintain same sales dollars. This obviously impacts expenses, particularly in warehousing and freight.

It is my goal to continue to make the necessary changes to ensure we remain profitable despite market conditions. Additionally and as John had mentioned earlier, we are actively seeking acquisitions that will enhance our product portfolio, leading to topline growth and sustainable profits for the Company. While we have not made any selections -- know we are actively looking.

As we move through the fourth quarter and begin planning for 2006, we will continue to do what we do best, develop innovative products and get it to market quickly, offer our customer base unparalleled service and support, and continually review our business models to redefine business relationships to help protect us from future risks. There are always challenges in this industry, but there are also opportunities and we have been a player in this category since 1965 because we have been able to capitalize on opportunities.

Our financial position is very strong. Our product lines are strong. Our brands are strong and we are committed to investing in our own Company, its infrastructure, and product development in order to ensure maximum profits and shareholder value.

I will now turn the call back to the moderator to set up any questions and any answers period. Thank you.

 QUESTION AND ANSWER



-------------------------------------------------------------------------------
Operator


 (OPERATOR INSTRUCTIONS) John Bucher.


-------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


Thank you very much. First question for you just on strategic market opportunity. You gave a nice overview, Patrick, I think and I know that some of the new products that you got in particular the shuttle video system appears to be well-received. But it looks like some of the positive impact of these new products are just comparatively insufficient to hold off the overall declining market opportunity in mobile video within your mobile electronics reporting segment.

I am wondering is there another market opportunity within the mobile electronics space that you are targeting or specifically what do you see on the horizon that might possibly make up for the continuing declines in the mobile video area?

And then also the changes that you alluded to in changing the satellite radio business model, how might that -- if you can elaborate perhaps a little bit on that and how that might pertain to this topic? Thank you.


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Okay, well John, as far as the new products, we are looking at and we are about to expand new products like rear observation. I have spoken to you in the past about GPS handheld navigation. Although we do not want to operate at the low end of the business, we do want to develop products that are -- have features that no one else has so we can make margins on it. There are also multimedia handhelds that are coming out that we will utilize with our mobile video products.

So within each category of products there are new products that are always being developed that will help grow the sales of that category. What we are seeing in mobile video besides the factory pressure that we are getting -- we are getting a shift from the traditional mobile Video-In-A-Bag into portable DVDs. We essentially are not losing that business because our portable DVDs sales are up. It is shifting for us. Consumer though generally runs at a lower gross profit, okay, than what we have experienced in mobile.

So within each category, whether it be mobile, whether it be audio, and when I look at audio we look again the in-dash multimedia units that have done very well for us. We have new multimedia units coming out that should help us grow our Jensen business to offset some of the things that we lose within the traditional mobile video category.

And finally, do not discount satellite radio. Satellite radio we believe will still be a driver for us. The pricing has changed, but that does not mean that this category will not grow for us. When you look at the projections that are being made by both service providers, they are very big numbers and we plan to be a major supplier to supply hardware to those providers.

So within our product categories, there is a lot of new product being developed. There are some new categories -- again, rear observation, GPS, handheld, and we still look at satellite radio as an area for growth. As far as changing our business model, we are in the process of doing that. I cannot elaborate on it right now, but we are in the process of doing that.


-------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


 Thank you, and then a question on the expense side. You indicated that the bulk of the operational efficiency savings that the Company planned to take post acquisition, that the bulk of those have already been taken. So as we look out over the next several quarters, I am guessing from that comment that we should not expect significant declines going forward in the G&A area nor in the technical support area. Would that be correct from the third quarter levels?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Yes. When I looked in our volumes now, we are selling about the same amount of units as we sold last year, even though our sales dollars are lower. And that volume does drive overhead. So we do not see us dropping the overhead as long as that volume stays there. Now if that volume was to disappear or our average selling prices went up that really affected our volume, we would see the natural drops in our overhead due to that.

We will be constantly looking when we prepare our budgets for 2006. We will be looking at ways of turning overhead and driving more efficiencies into the business. We are in a fortunate position is that we do have the cash to invest in our infrastructure and systems that will help drive efficiencies. So I am not going to say that what you see in the third quarter is what it is going to be. We will continue to work at driving down the cost of doing business.


-------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


 And then finally and I will yield here to other callers -- any target operating margin that you are seeking in either the November quarter or for 2006 or any just update on your target financial model?


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 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 John, this is Mike. I think as Pat and I have discussed that we are always trying to sustain that 5% margin. And as Pat described as we work our way through the sales -- just one comment on the overhead, John. Take out the onetime charges that occurred in the third quarter for the severance pay. We are still trying to keep that target out in front of us as a challenge.


-------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


 Thank you very much. I will get back in the queue.


-------------------------------------------------------------------------------
Operator


 Ian Corydon, B. Riley & Co.


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 Ian Corydon  - B. Riley & Co. - Analyst


 It's Ian Corydon. Just had a couple of follow-ups on the satellite radio. I guess you're not able to talk about what kind of business model changes you are looking out, but maybe you could talk about what kind of progress you're making there? And then in Q4, assuming no change to the business model, is that basically an unprofitable business until you can make changes there? And then if you could talk about satellite radio as a percentage of your revenues and any kind of growth rates you're seeing.


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Okay. We're making good progress in changing the way we do business and at this point, I could not go further than that. Settling radio for the fourth quarter as we indicated on the statements that we had put out previously, we are moving out the inventories that have been affected. So we do not see satellite radio being a profitable part of our fourth-quarter sales. But we will be moving through the inventory, which will be setting us up for the first quarter to where we can return to profitability. And we will move ahead with our plans in satellite radio as far as distributing and everything else once we have our new business model in place.


-------------------------------------------------------------------------------
 Ian Corydon  - B. Riley & Co. - Analyst


 Thanks. The other questions were percentage of your business that is coming from satellite and any kind of growth rates.


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 We normally do not comment on the breakdowns other than what we do in mobile and what we do in consumer.


-------------------------------------------------------------------------------
 Ian Corydon  - B. Riley & Co. - Analyst


 Thank you.


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Operator


 Riley McCormack, Tracer Capital.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 A couple of questions. First the breakdown of the satellite radio products. Can you tell us what percentage -- I mean I assume you don't write down to zero. I assume you wrote them down to the $50 you are selling them at?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Well, we wrote them down essentially by half because that is what we had to do. We had to cut our retails in half which cuts virtually everything back.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 Right, but you were making a margin on them before, right?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 We were making a margin on it before.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 And so I assume you marked it down to a zero margin product?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Yes.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 Okay. Any risks -- has anything changed where you feel like this is the floor for the price drop of that product?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 From what we can see looking into the fourth quarter, we believe the pricing that we're seeing now is the pricing that will last through the fourth quarter. I don't see any further price declines, unless of course they are two very, very competitive companies, unless of course one makes a move and the other decides to follow. But we don't see -- with the hardware prices where they are, we don't see it going any further.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 And Mike, if I'm correct, you guys took the write-off amount at 3.7 in your COGS, right?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Yes.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 So if I back that out for the write-off, it seems that you guys were around 13.5% gross margins? Is that -- ?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Yes. If you look into the Q, we tell you the exact amount that impacted the gross margin.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 Okay. So what was the delta between -- even ex this write-off -- obviously some of it was you were expecting to make margin on this product. But even so, call it maybe -- you were at a 14.5% -- what was the delta between that -- the guidance of 16 to 18% in the back half to the 14.5 without this one product?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 I don't understand the question.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 On the last call you mentioned you're going to be in 16 to 18% gross margin in the back half. I think? And if I add back the inventory write-down and also assume that you guys were expecting to make some sort of margin on the Plug-N-Play product -- so again looking at that, its probable you guys were -- assuming you didn't have the Plug-N-Player, assuming there wasn't this problem, you guys would have seemed like it would have been around 14.5%?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Are you looking what we're going to do in the fourth quarter in margins sans satellite?


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 I don't know. Have you guys talked about that?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 No.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 So I guess the question is -- that's my question.


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Okay, during the third quarter, if you look at making the normal margin that we have with satellite without the write-down, we'd have been around 16%.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 So you are still comfortable that you should be in the 16 to 18% I guess for Q4 then as well?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Yes.


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Except that we will not be making a margin on any of our satellite radio sales that move out in the fourth quarter. So it will be lower than -- but discounting that, we should be back to the numbers that we previously reported.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 How big a percentage -- just on the Plug-N-Play satellite radio, right?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Correct.


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 Riley McCormack  - Tracer Capital - Analyst


 And if I am assuming that 100% of your revenue miss from your guidance of 140 million -- bear with me while I do this math -- but if were at 140 and you came in at 123, so that's $17 million. That means you guys were expecting to do somewhere in the $30 million for Plug-N-Play at old ASPs and you ended up doing like 17 in the new ASPs?


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 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Riley, if you look at the lower range that we were looking at, that's the 135 level, that is really what came and impacted us.


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 Riley McCormack  - Tracer Capital - Analyst


 Okay, so I should assume that I can take the revenue miss in the low end of 135 less 123 or $12 million, double that to get to where you expect with the old ASPs. So you guys are looking for 24 million or so of Plug-N-Play satellite radio?


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 Patrick Lavelle  - Audiovox Electronics - President & CEO


 For the third quarter?


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 Riley McCormack  - Tracer Capital - Analyst


 For the third quarter.


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 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 We would traditionally not comment on that, but you are close.


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 Riley McCormack  - Tracer Capital - Analyst


 Okay, so again, assuming that now you are at a 12 million run rate, that should affect Q4 -- (multiple speakers)


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 Patrick Lavelle  - Audiovox Electronics - President & CEO


 You've got to remember something. (multiple speakers) It's difficult but you've got to remember something. Fourth quarter for this type of product is huge. It is a fourth-quarter product. It is a retail product. So the impact of the drop in selling price by half will have big impact on our fourth quarter numbers as far as the sales target. And with the fact that a good portion of our mobile video sales were projected to be satellite radio in the fourth quarter because it is the most active quarter, those sales going out at 0% margin where we're just recapturing our cost of the goods will have an impact on us. I could not go any further than that.


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 Riley McCormack  - Tracer Capital - Analyst


 Okay, do you still expect in Q4 to get to a four times turn number for inventory on an annualized basis?


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 Patrick Lavelle  - Audiovox Electronics - President & CEO


 Yes.


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 Riley McCormack  - Tracer Capital - Analyst


 Last question and sort of again -- you guys had mentioned if you couldn't get somewhere in that 5% operating margin, you would stop looking at acquisitions and start buying back stock. And I guess, first of all has that changed? And secondly, I look at your stock trading at maybe .5 to .6 times tangible book. And at this not even to current working capital. And obviously the market doesn't really agree with the strategy for you to make acquisitions. At what point do you guys say, hey let's return some of this capital which we are not getting credit for? I mean the market right now is saying you guys are worth half a live of what you be if you guys just handed back assets to shareholders. So why would you continue to make acquisitions and why would you not just return capital to shareholders?


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 John Shalam  - Audiovox Corporation - Chairman, President and CEO


 No, our strategy is to strengthen the Company through acquisition and utilize those dollars long term. We do understand the financial impact of buying back and the fact that it could be a good deal. We are not saying that we will not by back. We are saying that we will keep our options open and if we believe the pricing is at the right price, I am sure we will step in and purchase.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 So what do you think the market is missing? If the market is saying you are worth twice as much dead as you are alive, what is the market missing? How come people just haven't understood the strategy?


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 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 I think one of the problems we have that is impacting the stock, Riley -- this is Michael -- is one that because we reported a loss it has an impact on the stock. The stock when we return to profitability will come back to book value. The question then becomes is the acquisition we make a better return as opposed to buying our stock back. Right now we're kind of in a weird situation when we report a loss which automatically pushes your stock down. It comes almost to the cash value what we're carrying now as a share value.

The question that we need to look at is that once the Company rights itself and we put these grants that Pat has described into place, then when you look at an acquisition from a level playing field, then that is the question that you look at.


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 Riley McCormack  - Tracer Capital - Analyst


 Mike, maybe I'm reading too much into this but you didn't sound as confident in getting the 5% operating margin at some point next year as you did last call. Am I reading too much into it or do you think -- (multiple speakers).


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 John Shalam  - Audiovox Corporation - Chairman, President and CEO


 The fourth quarter numbers are going to be pressed because of satellite radio. Other than the satellite radio, I think we can return to 5%.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 But for next year, do you think -- okay, ex satellite radio, satellite radio is a big part of your business. Do you think next year fourth quarter you guys can be at 5% operating margins?


-------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP and CFO


 Yes.


-------------------------------------------------------------------------------
 Riley McCormack  - Tracer Capital - Analyst


 All right, thanks.


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Operator


 (OPERATOR INSTRUCTIONS) John Bucher, Harris Nesbitt.


-------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


 Patrick, the consumers -- there has been some pretty impressive progress there in the consumer side, although it has obviously been masked by the mobile segment. You touched on something in your remarks that because that that tends to have I think lower ASPs and lower margins than historically the mobile has, that does have an impact as the mix moves more towards consumer. It does have an impact on overall profitability. Do you have a feel for what we should expect the mix to be between the mobile and the consumer segments, say, a year out?


-------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Electronics - President & CEO


 I think you will see what you have seen for the year. I think will pretty much hold. What you have seen for 2005 is a mix. Our second and third quarters were almost exactly the same. I think you'll probably see the same for the fourth quarter, with a slight uptick towards consumer because of the fact that the fourth quarter is always more of a consumer month for us.


-------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Analyst


 Thank you very much.


-------------------------------------------------------------------------------
Operator


 There are no more questions in the queue at this time.


-------------------------------------------------------------------------------
 John Shalam  - Audiovox Corporation - Chairman, President and CEO


 Okay, I would like to thank everybody for calling in today. I know the weather was tough and I am sure getting to work was difficult as well. Audiovox is working very, very hard to put the numbers on the table that we have indicated that we would in the past. We have been hit with some unforeseen problems, but we believe that these problems are behind us and that the numbers that we have indicated for the future are numbers that we will be able to reach in the fourth quarter.

Thank you again for calling in and have a nice day.


-------------------------------------------------------------------------------
Operator


Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect.
Good day.



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